UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 13, 2011

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Savvis Parkway, Town & Country, Missouri 63017

(Address of Principal Executive Offices) (Zip Code)

314-628-7000

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 13, 2011, SAVVIS, Inc. a Delaware corporation (“Savvis”) held a special meeting of its stockholders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 26, 2011, among Savvis, CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), and Mimi Acquisition Company, a Delaware corporation and a wholly owned subsidiary of CenturyLink (“Merger Sub”). Under the Merger Agreement, Merger Sub will, subject to the terms and conditions thereof, merge with and into Savvis, with Savvis thereby becoming a wholly owned subsidiary of CenturyLink.

At the special meeting, stockholders present in person or by proxy voted on the matters described below.

1.	Stockholders approved a proposal to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,302,130	18,138	103,628	0

2.	Stockholders approved a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there had been insufficient votes at the time of the special meeting to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,667,542	1,650,573	105,781	0

3.	Stockholders approved an advisory (non-binding) resolution on compensation to be paid to named executive officers that is based on or otherwise relates to the merger, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,931,138	14,566,442	926,316	0

Item 8.01.	Other Events.

On July 13, 2011, Savvis and CenturyLink issued a joint press release announcing the results of Savvis’ special meeting and their intention to close the transaction on July 15, 2011, subject to satisfaction of the remaining conditions to the merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 13, 2011

Additional Information and Where to Find It

In connection with the proposed transaction between CenturyLink and Savvis, CenturyLink has filed, and the SEC has declared effective, a registration statement on Form S-4. The registration statement includes a prospectus of CenturyLink that also constitutes a proxy statement of Savvis. The definitive proxy statement/prospectus, dated as of June 10, 2011, contains important information about CenturyLink, Savvis, the proposed merger and related matters. Investors and security holders are urged to read carefully the definitive proxy statement/prospectus because it contains important information. Investors and security holders may obtain free copies of the definitive proxy statement/prospectus and all other documents filed with the SEC by CenturyLink and Savvis through the web site maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by CenturyLink on CenturyLink’s website at www.CenturyLink.com or by contacting CenturyLink Investor Relations at (318) 340-5627. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Savvis on Savvis’ website at www.savvis.com or by contacting Savvis Investor Relations at (314) 628-7433.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Information

Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form 8-K, including statements regarding the expected timing and benefits of the acquisition, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Savvis’ operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive enterprises; the risks inherent in rapid technological change; the ability of the combined company to successfully introduce new product or service offerings on a timely and cost-effective basis; the effects on ongoing changes in the regulation of the communications industry; any adverse developments in customer relationships, commercial disputes or legal proceedings; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Savvis’ reports filed with the Securities and Exchange Commission (SEC). There can be no assurance that the proposed acquisition will in fact be consummated. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, CenturyLink and Savvis undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

SAVVIS, INC.

By:	/s/ Peter J. Bazil
Peter J. Bazil Vice President, General Counsel and Secretary

Date: July 13, 2011